EXHIBIT 5.1

30 ROCKEFELLER	AUSTIN
PLAZA	DALLAS
NEW YORK, NEW YORK	DUBAI
10112-4498	HONG KONG
HOUSTON
TEL +1 212.408.2500	LONDON
FAX +1 212.408.2501	MOSCOW
www.bakerbotts.com	NEW YORK
RIYADH
WASHINGTON
October 12, 2005
Liberty Global, Inc.
4643 South Ulster Street
Suite 1300
Denver, Colorado 80237
Ladies and Gentlemen:
          You have requested our opinion, as counsel for Liberty Global, Inc., a Delaware corporation (“LGI”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by LGI of up to $2,000,000,000 initial aggregate offering price of the following securities of LGI pursuant to LGI’s Registration Statement on Form S-3 to which this opinion is being filed as Exhibit 5.1 (the “Registration Statement”):
•	shares of LGI’s Series A common stock, par value $.01 per share (the “Series A Common Stock”), shares of LGI’s Series B common stock, par value $.01 per share (the “Series B Common Stock”), and shares of LGI’s Series C common stock, par value $.01 per share (the “Series C Common Stock” and together with the Series A Common Stock and the Series B Common Stock, the “Common Stock”);

•	shares of preferred stock of LGI, in one or more series (the “Preferred Stock”), with such terms and rights as provided in a certificate of designations;

•	senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under an indenture (the “Senior Indenture”) proposed to be entered into between LGI and a trustee to be appointed prior to the issuance of any Senior Debt Securities, and subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued under an indenture (the “Subordinated Indenture”) proposed to be entered into between LGI and a trustee to be appointed prior to the issuance of any Subordinated Debt Securities;

•	depositary shares of LGI (“Depositary Shares”), representing a fractional interest in a Debt Security, a fraction of a share of Common Stock or a fraction of a share of a particular series of Preferred Stock, to be issued under a deposit agreement (the “Deposit Agreement”) to be entered into between LGI and a depositary (the “Depositary”) to be appointed prior to the issuance of any Depositary Shares;

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•	warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Units (as defined below) or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing (collectively, the “Warrants”) to be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between LGI and a warrant agent (the “Warrant Agent”) to be appointed prior to the issuance of any Warrants;

•	purchase contracts (the “Purchase Contracts”) obligating holders to purchase from, or sell to, LGI, and LGI to purchase from, or sell to, such holders, at a future date, a specified or varying number of shares of Common Stock or Preferred Stock, Debt Securities, Depositary Shares, Warrants, Units or securities of third parties, a combination of such securities, an index or indices of such securities or any combination thereof, or currencies or commodities; and

•	units of LGI (the “Units”) comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares, Purchase Contracts and/or Warrants, in any combination, which may be issued under a unit agreement (the “Unit Agreement”) to be entered into between LGI and a unit agent (the “Unit Agent”) to be appointed prior to the issuance of any Units.
          The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units are collectively referred to as the “Offered Securities.”
          In rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of LGI (the “Restated Charter”) and Bylaws of LGI; (iii) the form of Senior Indenture, which is being filed as Exhibit 4.4 to the Registration Statement; (iv) the form of Subordinated Indenture, which is being filed as Exhibit 4.5 to the Registration Statement; and (v) records of proceedings of LGI’s Board of Directors, including committees thereof, with respect to the filing of the Registration Statement. We have further reviewed such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of LGI as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies. We have further assumed that the Offered Securities will be substantially issued as described in the Registration Statement and there will be no changes in applicable law between the date of this opinion and the date of any offering of Offered Securities under the Registration Statement.

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          Based upon the foregoing, we are of the opinion that:
          1. With respect to the shares of Common Stock offered under the Registration Statement (the “Offered Common Stock”), when (i) the Registration Statement has become effective under the Act, (ii) the board of directors of LGI, or any appropriate committee approved by it, and appropriate officers of LGI have taken all necessary corporate action to approve the issuance of the shares of Offered Common Stock, and (iii) the shares of Offered Common Stock are duly registered and delivered, and, if certificated, executed and countersigned, to the purchasers of those shares of Offered Common Stock upon payment of the agreed-upon consideration, the shares of Offered Common Stock, when issued and sold in accordance with any duly authorized, executed and delivered purchase or similar agreement, will be duly authorized, validly issued, fully paid and non-assessable. The shares of Offered Common Stock covered in the opinion in this paragraph include any shares of Common Stock that may be issued as part of a Unit, may be represented by Offered Depositary Shares (as defined below) or may be issued upon exercise, exchange or conversion of, or otherwise pursuant to, the terms of any other Offered Securities, provided such shares of Common Stock are issued in accordance with the terms of such Unit, Offered Depositary Shares or other Offered Securities.
          2. With respect to the shares of Preferred Stock offered under the Registration Statement (the “Offered Preferred Stock”), when (i) the Registration Statement has become effective under the Act, (ii) the board of directors of LGI, or an appropriate committee approved by it, and appropriate officers of LGI have taken all necessary corporate action to approve the issuance of the shares of Offered Preferred Stock, (iii) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Restated Certificate of Incorporation, (iv) an appropriate certificate of designations with respect to the Offered Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (v) the shares of Offered Preferred Stock are duly registered and delivered, and, if certificated, executed and countersigned, to the purchasers of those shares of Offered Preferred Stock upon payment of the agreed-upon consideration, the shares of Offered Preferred Stock, when issued and sold in accordance with any duly authorized, executed and delivered purchase or similar agreement will be duly authorized, validly issued, fully paid and non-assessable. The shares of Offered Preferred Stock covered in the opinion in this paragraph include any shares of Preferred Stock that may be issued as part of a Unit, may be represented by Offered Depositary Shares or may be issued upon exercise, exchange or conversion of, or otherwise pursuant to, the terms of any other Offered Securities, provided such shares of Preferred Stock are issued in accordance with the terms of such Unit, Offered Depositary Shares or other Offered Securities.
          3. With respect to any series of Debt Securities offered under the Registration Statement (collectively, the “Offered Debt Securities”), when (i) the Registration Statement has become effective under the Act, (ii) the board of directors of LGI, or an appropriate committee approved by it, and appropriate officers of LGI have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters, (iii) the terms of the Offered Debt Securities and of their issuance and sale have been

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duly established in conformity with the Senior Indenture or Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon LGI and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over LGI, (iv) the Senior Indenture and the Subordinated Indenture, as applicable, have been duly executed and delivered by LGI and the applicable trustee thereunder, and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as applicable, and duly delivered to the purchasers of those Offered Debt Securities upon payment of the agreed-upon consideration, the Offered Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and any other duly authorized, executed and delivered purchase or similar agreement, will be valid and binding obligations of LGI, enforceable against LGI in accordance with their respective terms, except as enforceability may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Offered Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of a Unit, may be represented by Offered Depositary Shares or may be issued upon exercise, exchange or conversion of, or otherwise pursuant to, the terms of any other Offered Securities, provided such Offered Debt Securities are issued in accordance with the terms of such Unit, Offered Depositary Shares or other Offered Securities.
          4. With respect to any Depositary Shares offered under the Registration Statement (the “Offered Depositary Shares”), when (i) the Registration Statement has become effective under the Act, (ii) the board of directors of LGI, or an appropriate committee approved by it, and appropriate officers of LGI have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters, (iii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon LGI and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over LGI, (iv) the applicable Deposit Agreement has been duly authorized, executed and delivered by LGI and the Depositary thereunder, (v) the Preferred Stock, Common Stock or Debt Securities represented by the Offered Depositary Shares has been duly delivered to the Depositary, and (vi) the depositary receipts evidencing the Offered Depositary Shares have been duly issued against deposit of the Preferred Stock, Common Stock or Debt Securities, as applicable, in accordance with the Deposit Agreement and issued, sold and duly delivered to the purchasers upon payment of the agreed-upon consideration in accordance with the Deposit Agreement and any other duly authorized, executed and delivered purchase or similar agreement, the depositary receipts evidencing the Offered Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Offered Depositary Shares and the applicable Deposit Agreement, subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether such enforceability is considered in a

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proceeding in equity or at law). The Offered Depositary Shares covered by the opinion in this paragraph include any Offered Depositary Shares that may be issued as part of a Unit or may be issued upon exercise, exchange or conversion of, or otherwise pursuant to, the terms of any other Offered Securities, provided such Offered Depositary Shares are issued in accordance with the terms of such Unit or other Offered Securities.
          5. With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement has become effective under the Act, (ii) the board of directors of LGI, or an appropriate committee approved by it, and appropriate officers of LGI have taken all necessary corporate action to approve the issuance and the terms of the Offered Warrants and related matters, (iii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon LGI and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over LGI, (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by LGI and the Warrant Agent and (v) the Offered Warrants have been duly executed and authenticated in accordance with the provisions of the applicable Warrant Agreement and duly delivered to the purchasers of those Offered Warrants upon payment of the agreed-upon consideration, in accordance with the applicable Warrant Agreement and any duly authorized, executed and delivered purchase or similar agreement, the Offered Warrants will be valid and binding obligations of LGI, enforceable against LGI in accordance with their respective terms, except as enforceability may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Offered Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a Unit or may be issued upon exercise, exchange or conversion of, or otherwise pursuant to, the terms of any other Offered Securities, provided such Offered Warrants are issued in accordance with the terms of such Unit or other Offered Securities.
          6. With respect to any Purchase Contracts offered under the Registration Statement (the “Offered Purchase Contracts”), when (i) the Registration Statement has become effective under the Act, (ii) the board of directors of LGI, or an appropriate committee approved by it, and appropriate officers of LGI have taken all necessary corporate action to approve the issuance and the terms of the Offered Purchase Contracts and related matters, (iii) the terms of the governing instruments or agreements under which the Offered Purchase Contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, (iv) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon LGI and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over LGI and (v) the Offered Purchase Contracts have been duly authorized, executed and authenticated and issued and sold in accordance with the

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applicable Purchase Contract and any duly authorized, executed and delivered purchase or similar agreement and any agreed-upon consideration payable therefor has been paid, the Offered Purchase Contracts will constitute valid and legally binding obligations of LGI, enforceable against LGI in accordance with their respective terms, except as enforceability may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Offered Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of a Unit or may be issued upon exercise, exchange or conversion of, or otherwise pursuant to, the terms of any other Offered Securities, provided such Offered Purchase Contracts are issued in accordance with the terms of such Unit or other Offered Securities.
          7. With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Registration Statement has become effective under the Act, (ii) the board of directors of LGI, or an appropriate committee approved by it, and appropriate officers of LGI have taken all necessary corporate action to approve the issuance and the terms of the Offered Units and related matters, (iii) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon LGI and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over LGI, (iv) the applicable Unit Agreement has been duly authorized, executed and delivered by LGI and the Unit Agent and (v) the Offered Units have been duly executed and authenticated in accordance with the provisions of the applicable Unit Agreement and duly delivered to the purchasers of those Offered Units upon payment of the agreed-upon consideration, the Offered Units, when issued and sold in accordance with the applicable Unit Agreement and any duly authorized, executed and delivered purchase or similar agreement, will be valid and binding obligations of LGI, enforceable against LGI in accordance with their respective terms, except as enforceability may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Offered Units covered by the opinion in this paragraph include any Units that may be issued upon exercise, exchange or conversion of, or otherwise pursuant to, the terms of any other Offered Securities, provided such Offered Units are issued in accordance with the terms of such other Offered Securities.
          The opinions set forth above are limited in all respects to (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware and (ii) the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the related rules of the Securities and Exchange Commission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.
BAKER BOTTS L.L.P.